EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-45260) pertaining to the 1998 Stock Option and Restricted Stock Plan and the Registration Statement (Form S-8 No. 333-45262) pertaining to the 2000 Employee Stock Purchase Plan and the Registration Statement (Form S-8 No. 333-62024) pertaining to the 2001 Supplemental Stock Option Plan and the Registration Statement (Form S-8 No. 333-115788) pertaining to the Airspan Omnibus Equity Compensation plan 2003 Supplemental Stock Option Plan 2000 Employee Stock Purchase Plan of Airspan Networks, Inc. of our report dated March 16, 2005, with respect to the consolidated financial statements and schedule of Airspan Networks, Inc., Airspan Networks, Inc.’s management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Airspan networks Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 2004.

Ernst & Young LLP

London England
March 16, 2005